Exhibit 99.2

Execution Copy

October 10, 2022

Oisin Hanrahan

Angi Inc.

3601 Walnut Street

Denver, CO 80205

Dear Oisin:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Angi Inc. (the “Company”) and you (collective throughout as “parties”) hereby agree to the termination of your employment with the Company upon the terms and conditions of this agreement (this “Separation Agreement”) set forth below. Reference is made to the Employment Agreement (the “Employment Agreement”), by and between you and the Company, effective as of February 24, 2021.

1.       Effective as of October 10, 2022 (the “Separation Date”), by mutual agreement between the Company and you, your employment with the Company as Chief Executive Officer, and any and all other positions you occupy as an officer, director, or employee of the Company or any subsidiary or affiliate of the Company, is hereby terminated. You hereby resign from the Board of Directors of the Company and any committees thereof effective on the Separation Date and agree to execute any additional documents reasonably requested to effectuate the foregoing. The Separation Date shall be the date of termination of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise provided herein or under the terms of the benefit plans, or as required by law. The termination of your employment shall be treated as a termination without Cause (as defined in the Employment Agreement).

2.       (a) Subject to the execution of this Separation Agreement and compliance with the restrictions set forth in Section 2 of the Standard Terms and Conditions of the Employment Agreement and Section 9(b) of this Separation Agreement:

(i) the Company shall continue to pay to you an aggregate amount of $550,000 (less applicable tax withholdings) in equal biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time) over the course of twelve (12) months;

(ii) you shall be eligible to elect continuation coverage under the Company’s group health plan for a period of up to eighteen (18) months from the Separation Date for you and your eligible dependents at the same coverage level as in effect for you and your eligible dependents immediately prior to the Separation Date, and, should you elect to enroll in such continuation coverage, the Company shall provide you with an amount representing the applicable monthly COBRA premium for up to twelve (12) months of coverage, grossed up for applicable taxes during the period of such coverage, such amount to be provided to you in equal biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time) over the course of twelve (12) months;

(iii) (A) the accelerated vesting of (I) 1,107,828 Company restricted stock units granted to you on March 19, 2020, and (II) 349,406 Company restricted stock units granted to you on February 24, 2021, and (B) the vesting, on the earlier to occur of (I) April 9, 2024 and (II) consummation of a “Change in Control” (as defined in the Company’s 2017 Stock and Annual Incentive Plan), of 828,730 of the Company performance stock units granted to you pursuant to that certain Restricted Stock Unit Agreement (“Award Agreement”), dated as of September 24, 2021, by and between you and the Company, it being understood that (x) the 828,730 Company performance stock units shall remain subject to Section 4 (Adjustments) of the Award Agreement, and (y) for the avoidance of doubt, Change in Control shall not include any transaction in which the Company ceases to be a publicly traded company and remains a subsidiary of IAC Inc.; and

(iv) the Company shall pay to you an aggregate amount of $1,250,000 (less applicable tax withholdings) in a single lump sum as an annual bonus for calendar year 2022, such payment to be made in calendar year 2023, but no later than March 15, 2023.

The accelerated vesting contemplated by Section 2(a)(iii) of this Separation Agreement shall be subject to applicable tax withholdings. You acknowledge and agree that, other than as set forth in Section 2(a)(iii) of this Separation Agreement, effective upon the Separation Date, you shall forfeit any other equity awards corresponding to shares of common stock of the Company.

(b)       You hereby agree and acknowledge that the payments and/or benefits provided in Section 2(a) of this Separation Agreement exceed any payments, benefits, or other things of value to which you might otherwise be entitled under any policy, plan, or procedure of the Company or any of its subsidiaries or affiliates or pursuant to any prior agreement or contract with the Company or its any of its subsidiaries or affiliates.

3.       To the extent the Company will be making any payment to you on or after the Separation Date, the Company shall have the right to deduct from such payments any personal account balances or other amounts due by you to the Company or any subsidiary or affiliate of the Company.

4.       As of the Separation Date, you are entitled to your vested account balance, if any, in the Company’s Retirement Savings Plan, subject to the terms and conditions of such plan. The Company will provide you with a summary of the procedures for all such benefits to be transferred, if you so choose, to a new or existing individual retirement account established by you.

5.       Your short-term and long-term disability insurance coverage provided by the Company ends on the Separation Date. Long-term disability insurance, to the extent you currently participate in that plan, may be converted to an individual plan (and information about that option will be forwarded to you under separate cover).

6.       Your coverage under the Company’s Health and Welfare Benefits Plan, to the extent you currently participate in that plan, will end on the last day of the calendar month of the Separation Date, i.e., October 31, 2022. If you wish to continue your participation and that of your eligible dependents in the Company's group health, dental, vision, and/or flexible spending account plans after the coverage ends, you may do so under applicable federal law (i.e., “COBRA”) by calling 1-866-365-2413, option 1, or by emailing COBRA@bswift.com. All Group Life and Accidental Death and Dismemberment Insurance, to the extent you currently participate in those plans, may be converted to individual plans (and information about those options will be forwarded to you under separate cover).

7.       To the extent provided therein, your obligations under any Company policy to which you were subject during your employment and which survive termination of your employment shall survive the severance of your employment provided for herein.

8.    (a)    For and in consideration of the payments provided for and promises made by the Company herein and other good and valuable consideration, you and your heirs, executors, administrators, trustees, legal representatives, and assigns (collectively, the “Releasors”) hereby waive, release, and forever discharge the Company and its subsidiaries and affiliates, and its and their respective divisions, branches, predecessors, successors, assigns, and past or present directors, officers, employees, agents, partners, members, stockholders, representatives, attorneys, consultants, independent contractors, trustees, administrators, insurers, and fiduciaries, in their individual and representative capacities (collectively, the “Releasees”), of and from any and all actions, causes of action, complaints, charges, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands (including attorneys’ fees, costs, and disbursements actually incurred), whether known or unknown, at law or in equity, suspected or unsuspected, of every kind and nature whatsoever related to your employment with or severance from the Company, including without limitation with respect to wrongful or tortious termination, constructive discharge, breach of implied or express employment contracts and/or estoppel, discrimination and/or retaliation, libel, slander, non-payment of wages or other compensation, including grants of stock options or any other equity compensation, in each case under any federal, state, or local laws, statutes, rules, or regulations of any type or description, including without limitation under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Rehabilitation Act; the National Labor Relations Act; the Fair Labor Standards Act; the Americans With Disabilities Act; the Family Medical Leave Act; the Employee Retirement Income Security Act; the Reconstruction Era Civil Rights Act; the New York State Executive Law, and the New York City Human Rights Law, each as amended; and any other claim of discrimination, harassment, or retaliation in employment (whether based on federal, state, or local law, statutory or decisional), which the Releasors or any of them ever had, now have, or hereafter shall or may have against the Releasees or any of them for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date that you sign this Separation Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Separation Agreement, the Releasors expressly waive any right or claim for reinstatement of employment, back pay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical, or hospitalization benefits, accidental death and dismemberment coverage, long-term disability coverage, stock or other interests in the Company or any subsidiary or affiliate thereof, life insurance benefits, overtime, severance pay, and/or attorneys’ fees or costs with respect to or derivative of such employment with the Company or the severance thereof.

(b)     You acknowledge and agree that by virtue of the foregoing, you have waived any relief available to you (including without limitation monetary damages, equitable relief, and reinstatement) under any of the claims and/or causes of action waived in Section 8. You therefore agree that you will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Separation Agreement. Notwithstanding anything to the contrary set forth in this Section 8, you do not release, waive, or discharge the Company from (i) any claims to seek to enforce this Separation Agreement or (ii) any claims for indemnification or contribution with respect to any liability incurred by you as a director or officer of the Company.

(c)      For the purpose of implementing a full and complete release and discharge of the Releasees, you acknowledge that this Separation Agreement is intended to include in its effect, without limitation, all claims or other matters described in this Section 8 that neither party knows or suspects to exist in your favor at the time of execution hereof, and that this Separation Agreement contemplates the extinguishment of any and all such claims or other such matters. The Releasees who are not a party to this Separation Agreement are third-party beneficiaries of this Separation Agreement and are entitled to enforce its provisions.

(d)     This release contained in this Section 8 specifically does not release (i) any right to indemnification you have or may have under the by-laws or certificate of incorporation of the Company or any of its subsidiaries or affiliates or as an insured under any director’s and officer’s liability insurance policy now or previously in force, or (ii) the rights set forth in Section 2(a) of this Separation Agreement. Nothing contained in this Release shall release you from your obligations, including any obligations to abide by restrictive covenants, under the Employment Agreement that continue or are to be performed following termination of employment.

9.   (a)     You agree that you will preserve the confidentiality of this Separation Agreement and not discuss or disclose its existence, substance, or contents to anyone and that you will not make any statements to third parties about the circumstances of the termination of your employment, in each case except as required by law; provided, however, that you may disclose the existence, substance, and contents of this Separation Agreement to your immediate family and household members, and to your legal and financial advisors who need to know such information, so long as they have been advised by you of the confidentiality of such information and have agreed to maintain its confidentiality.

(b)       In accordance with prevailing ethical and professional standards, prior to and following the Separation Date, you agree to refrain from taking actions or making statements, written or oral, which denigrate, disparage, or defame the goodwill or reputation of the Company and/or its subsidiaries or affiliates, or its or their respective divisions, branches, predecessors, successors, assigns, trustees, security holders, partners, agents, or former or current officers, employees, or directors, or which are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Company or any of its subsidiaries or affiliates. You further agree not to make any negative statements to third parties relating to your employment with or any aspect of the business of the Company and/or its subsidiaries or affiliates, except as may be required by a court or governmental body. The Company agrees to instruct its directors and executive officers as of the date of this Separation Agreement to refrain from knowingly taking actions or making statements, written or oral, which denigrate, disparage, or defame your goodwill or reputation.

(c)       The Company hereby informs you that, notwithstanding any provision of this Separation Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. In addition, notwithstanding anything in this Separation Agreement to the contrary, nothing in this Separation Agreement shall impair your rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit your right to receive an award for information provided to any government authority under such law or regulation.

10.       You affirm that you have been paid and received all wages and other compensation, as defined by either federal or state law, to which you have been entitled, including but not limited to any and all compensation, reimbursements, bonuses, deferred compensation, or any other form of remuneration to which you have been entitled as a result of your employment with Company. Except as provided above, you have no claim to any compensation or benefits of any kind or any other benefit plan available to employees of Company by virtue of their employment with Company.

11.      (a)    You covenant and agree to cooperate fully with Company concerning any business or legal matter about which you had knowledge during your employment with the Company. Company will reimburse you for reasonable expenses associated with travel, meals, lodging, or other out-of-pocket expenses related to or associated with your cooperation with Company concerning any business or legal matter about which you had knowledge during your employment with Company.

(b)     For good and valuable consideration, including the benefits set forth in Section 2(a)(iii)(B) and 2(a)(iv) of this Separation Agreement, which benefits are in addition to your rights under the Employment Agreement, during the period beginning on the Separation Date and ending on December 31, 2022, you agree to make yourself available for up to twenty (20) hours per month to provide consulting services to the Chief Executive Officer of the Company in order to facilitate a smooth transition. You acknowledge and agree that, during such time, you shall be acting and shall act at all times as an independent contractor only and not as an employee, agent or partner of or with the Company or its affiliates.

12.        The parties desire to avoid the uncertainty of and the additional time and expense related to a jury trial of any disputes arising hereunder. The parties further hereby irrevocably waive the right to a trial by jury on any claim arising out of or in any way related to this Agreement. You and the Company acknowledge and agree that this waiver of a jury trial is knowingly, freely, and voluntarily given, is desired by both of them, and is in the best interests of you and Company.

13.        During your employment, you understood that if you were aware of activity within the Company that would violate federal and/or state law, that was discriminatory, or may have violated any policy or procedures, you had a duty to report such issues. You represent that you have no knowledge of any existing violations or suspected violations of any state or federal law or any Company policy. In addition, you represent that you have notified an officer of the Company of any violation of Company policies and procedures in which you have any reason to suspect may lead to future violations of law. To the extent the Company requests further information after your last day of employment related to this paragraph, you agree to make yourself reasonably available with respect to any follow-up inquiries deemed necessary.

14.        You represent that you do not have in your possession or custody, and have not failed to return to the Company, all property belonging to the Company, including but not limited to laptop computer, cell phone, keys, access cards for buildings and office floors, and confidential business information and documents.

15       This Agreement and all matters or issues related hereto shall be governed by the laws of the State of New York applicable to contracts entered into and performed therein (without reference to its principles of conflicts of laws). The Company and you hereby submit to the jurisdiction of all state courts in the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, for the purposes of the enforcement of this Agreement. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

16.     (a)      This Separation Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

(b)       This Separation Agreement is not intended, and shall not be construed, as an admission that any of the Releasees has violated any federal, state, or local law (statutory or decisional), ordinance, or regulation, breached any contract, or committed any wrong whatsoever against you or anyone else.

(c)       This Separation Agreement contains the entire understanding of the parties hereto relating to the subject matter of this Separation Agreement and supersedes any and all prior agreements or understandings between the parties hereto with respect thereto, and can be changed only by a writing signed by all parties hereto. No waiver shall be effective against any party unless in writing and signed by the party against whom such waiver shall be enforced.

(d)       You expressly agree and acknowledge that this Separation Agreement is not intended to, nor shall it, supersede or terminate the obligations provided under the provisions of Section 2 of the Standard Terms and Conditions of the Employment Agreement. You agree and acknowledge that those provisions restrict your post-employment activities following the Separation Date; the restrictions set forth in Section 2 of the Standard Terms and Conditions of the Employment Agreement are necessary and reasonable to protect the Company’s legitimate business interests under the circumstances; and that you understand and will abide by the restrictions therein.

17.       All notices and other communications hereunder shall be deemed to be sufficient if in writing and delivered in person or by a nationally recognized courier service, addressed, if to you, to the address set forth above; and if to the Company, to:

Angi Inc.

Attn: Chief Legal Officer

130 E. Washington Street

Indianapolis, IN 46204

or to such other address as you or the Company may have furnished to the other party in writing. Each notice delivered in person or by overnight courier shall be deemed given when delivered or when delivery is attempted and refused.

18.       In case any provision contained in this Separation Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by any court or administrative body with competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any provision so determined to be invalid, illegal, or unenforceable shall be reformed so that it is valid, legal, and enforceable to the fullest extent permitted by law; or, if such reformation is impossible, then this Separation Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided that, upon any finding by a court of competent jurisdiction that this Separation Agreement is illegal and/or unenforceable, you hereby agree to execute and deliver an agreement in substantially the same form as this Separation Agreement, modified to the extent necessary so as to constitute a legal and enforceable agreement. Additionally, you agree that any breach by you of paragraphs 8, 9, 13, 14 and/or 16(d) shall constitute a material breach of this Separation Agreement as to which the applicable Releasees may seek all relief available under the law.

19.       This Separation Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

BY SIGNING THIS AGREEMENT, YOU STATE THAT:

(a)       YOU HAVE READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

(b)       YOU UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT YOU ARE GIVING UP IMPORTANT RIGHTS;

(c)       YOU AGREE WITH EVERYTHING IN THIS AGREEMENT;

(d)       YOU ARE AWARE OF your RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, HAVE BEEN ADVISED OF SUCH RIGHT, AND HAD SUFFICIENT TIME TO CONSULT WITH AN ATTORNEY;

(e)       YOU HAVE SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

(f)       THIS AGREEMENT INCLUDES A RELEASE BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS AS DESCRIBED IN THIS AGREEMENT.

If the foregoing correctly sets forth our mutual understanding, please sign below and return it to the undersigned after the Separation Date, whereupon this letter shall constitute a binding agreement between us.

Sincerely,

ANGI INC.

By:	/s/ Shannon Shaw
Name: Shannon Shaw
Title: Chief Legal Officer

ACCEPTED AND AGREED:

/s/ Oisin Hanrahan
Oisin Hanrahan